RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Rocco Campanelli
Pennsauken, NJ 08109	info@rcmt.com	President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Pennsauken, NJ – March 4, 2015 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty health care services, today announced financial results for the fourteen and fifty-three week periods ended January 3, 2015.

The Company reported revenues of $49.3 million for the fourteen week period ended January 3, 2015, a 7.5% increase over $45.8 million for the thirteen week period ended December 28, 2013 (comparable prior year period).  Operating income before severance and other charges was $2.6 million for the fourteen week period ended January 3, 2015, a 16.6% increase over $2.2 million for the comparable prior year period. Net income for the fourteen week period ended January 3, 2015 was $1.7 million, or $0.14 per diluted share, as compared to a net loss of $1.6 million, or $0.13 per diluted share, for the comparable prior year period.

The Company reported revenues of $193.8 million for the fifty-three week period ended January 3, 2015, a 13.5% increase over $170.8 million for the fifty-two week period ended December 28, 2013 (comparable prior year period).  Operating income before severance and other charges was $10.6 million for the fifty-three week period ended January 3, 2015, a 37.3% increase over $7.7 million for the comparable prior year period. Net income for the fifty-three week period ended January 3, 2015 was $6.8 million, or $0.54 per diluted share, as compared to $2.0 million, or $0.16 per diluted share, for the comparable prior year period.

Rocco Campanelli, President and Chief Executive Officer of RCM Technologies, commented, “Our outstanding fiscal 2014 performance was a direct result of the efforts of our valuable employees.  I feel privileged to lead RCM as we grew revenues, gross profit and operating income before severance and other charges by 13.5%, 16.5% and 37.3%, respectively. While everyone at RCM contributed to the great results this year, I want to publicly recognize four “All-Star” leaders: Tim Brandt who runs our Information Technology Consulting & Solutions Group; Bill McGuckin who runs our Life Sciences Solutions and East Staffing Practice in our Information Technology segment; Dan White who leads our Canadian Energy Services Group in our Engineering segment; and Rick Wood who leads our Aerospace Technical Publications Group in our Engineering segment. I want to thank and congratulate these four leaders and their entire teams for spectacular performance in fiscal 2014. As we look to fiscal 2015, we know that exceeding our 2014 performance will be a challenge but it’s one our entire leadership team has embraced. I’m optimistic we can continue the momentum into 2015 and beyond. In addition to focusing on growing our operating income, we have challenged our leadership team to make significant progress in expanding our service offerings in strategic areas and adding several new multi-million dollar clients in 2015 as we look to strengthen RCM.”

Kevin Miller, Chief Financial Officer of RCM Technologies, added, “All three of our segments made significant contributions to our highest operating income since fiscal 2002.  We expect to continue our operating income growth in fiscal 2015. Our business has significant operating leverage as demonstrated by our 37.3% growth in operating income before severance and other charges on 16.5% growth in gross profit. For 2015, we plan to focus on continuing to leverage gross profit dollar growth through a combination of revenue growth and improvements to our gross margin.  Furthermore, over the past two years we have returned $3.00 per share in special distributions, the majority of which are reflected in 1099s as tax advantageous return of capital to shareholders. We believe this demonstrates our commitment to being good stewards of capital and maximizing return on shareholder investment. In 2015 we expect to generate significant free cash flow compared to 2014 as the result of improved working capital management and a further increase in operating income. In 2015 we anticipate being in a position to aggressively reduce our fiscal 2014 ending net debt position of $13.6 million.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition, initiatives to reduce our indebtedness, initiatives to enhance shareholder value and returns and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Per Share Amounts)

	Fourteen	Thirteen
	Week Periods Ended
	January 3, 2015	December 28, 2013
Revenues	$49,310	$45,849
Cost of services	35,990	34,055
Gross profit	13,320	11,794
Selling, general and administrative	10,380	9,263
Depreciation and amortization	318	282
Operating income before severance and other charges	2,622	2,249
Severance and other charges	-	4,728
Operating income (loss)	2,622	(2,479)
Other income (expense), net	102	(42)
Income (loss) before income tax effect	2,724	(2,521)
Income tax expense (benefit)	1,007	(939)
Net income (loss)	$1,717	($1,582)

Diluted net earnings (loss) per share	$0.14	($0.13)

	Fifty-Three	Fifty-Two
	Week Periods Ended
	January 3, 2015	December 28, 2013
Revenues	$193,770	$170,778
Cost of services	142,077	126,417
Gross profit	51,963	44,361
Selling, general and administrative	39,868	35,514
Depreciation and amortization	1,203	1,111
Operating income before severance and other charges	10,622	7,736
Severance and other charges	104	5,181
Operating income	10,518	2,555
Other income, net	83	32
Income before income taxes	10,601	2,587
Income tax expense	3,787	597
Net income	$6,814	$1,990

Diluted net earnings per share	$0.54	$0.16

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	January 3, 2015	December 28, 2013
Cash and cash equivalents	$6,411	$9,317
Accounts receivable, net	$59,187	$55,726
Total current assets	$72,579	$72,704
Total assets	$87,273	$86,524
Total current liabilities	$23,633	$24,739
Borrowing under line of credit	$20,000	$ -
Net debt (borrowings less cash)	$13,589	$ -
Total liabilities	$44,408	$25,146
Stockholders’ equity	$42,865	$61,378

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Fourteen	Thirteen
	Week Periods Ended
	January 3, 2015	December 28, 2013
Net income (loss)	$1,717	($1,582)
Adjustments to reconcile net income to cash provided by operating activities	1,161	(548)
Changes in operating assets and liabilities
Accounts receivable	711	(1,418)
Transit accounts receivable	3,140	1,432
Prepaid expenses and other current assets	(68)	(636)
Accounts payable and accrued expenses	(2,020)	(1,502)
Transit accounts payable	(362)	(1,872)
Accrued payroll and related costs	(1,439)	2,187
Income taxes payable	157	(593)
Total adjustments	1,280	(2,950)
Cash provided by (used in) operating activities	$2,997	($4,532)

Net cash used in investing activities	(138)	(292)
Net cash (used in) provided by financing activities	(4,863)	16
Effect of exchange rate changes	110	76
Decrease in cash and cash equivalents	($1,894)	($4,732)

	Fifty-Three	Fifty-Two
	Week Periods Ended
	January 3, 2015	December 28, 2013
Net income	$6,814	$1,990
Adjustments to reconcile net income to cash provided by operating activities	4,739	703
Changes in operating assets and liabilities
Accounts receivable	(4,934)	(12,473)
Transit accounts receivable	156	6,073
Prepaid expenses and other current assets	(494)	46
Accounts payable and accrued expenses	(2,988)	3,676
Transit accounts payable	2,753	(8,052)
Accrued payroll and related costs	(2,321)	3,951
Income taxes payable	456	294
Total adjustments	(2,633)	(5,782)
Cash provided by (used in) operating activities	$4,181	($3,792)

Net cash used in investing activities	(2,161)	(1,322)
Net cash (used in) provided by financing activities	(4,571)	290
Effect of exchange rate changes	(355)	18
Decrease in cash and cash equivalents	($2,906)	($4,806)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
 (Unaudited)
(In Thousands)

	Fourteen Week Period Ended January 3, 2015
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$24,113	$15,126	$10,071	$49,310
Cost of services	18,189	10,544	7,257	35,990
Gross Profit	$5,924	$4,582	$2,814	$13,320
Gross Margin	24.6%	30.3%	27.9%	27.0%

	Thirteen Week Period Ended December 28, 2013
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$23,478	$13,885	$8,486	$45,849
Cost of services	18,443	9,704	5,908	34,055
Gross Profit	$5,035	$4,181	$2,578	$11,794
Gross Margin	21.4%	30.1%	30.4%	25.7%

	Fifty-Three Week Period Ended January 3, 2015
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$99,728	$59,202	$34,840	$193,770
Cost of services	75,887	41,278	24,912	142,077
Gross Profit	$23,841	$17,924	$9,928	$51,693
Gross Margin	23.9%	30.3%	28.5%	26.7%

	Fifty-Two Week Period Ended December 28, 2013
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$86,742	$55,263	$28,773	$170,778
Cost of services	67,005	39,412	20,000	126,417
Gross Profit	$19,737	$15,851	$8,773	$44,361
Gross Margin	22.8%	28.7%	30.5%	26.0%